Exhibit 24(a)

POWER OF ATTORNEY

Each of the undersigned directors of Howmet Aerospace Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ken Giacobbe, Peter Hong, Paul Myron and Katherine Ramundo, and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 for the registration of an indeterminate amount of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 13th day of April, 2020.

/s/ James F. Albaugh	/s/ Sean O. Mahoney
James F. Albaugh	Sean O. Mahoney
Director	Director

/s/ Amy E. Alving	/s/ David J. Miller
Amy E. Alving	David J. Miller
Director	Director

/s/ Joseph S. Cantie	/s/ Jody G. Miller
Joseph S. Cantie	Jody G. Miller
Director	Director

/s/ Rajiv L. Gupta	/s/ Nicole W. Piasecki
Rajiv L. Gupta	Nicole W. Piasecki
Director	Director

/s/ Robert F. Leduc	/s/ Ulrich R. Schmidt
Robert F. Leduc	Ulrich R. Schmidt
Director	Director